SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                    event reported) March 31, 1995



                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                            (703) 896-7001
                    (Registrant's telephone number,
                         including area code)


                      Exhibit Index is on Page 4

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Item 5.   Other Events

          On March 31, 1995, the Registrant closed a financing transaction with First Union National Bank of Virginia and a syndicate of lenders arranged by First Union as syndicate agent, extending the Registrant's unsecured borrowing capacity to $135 million. The new financing package includes (1) a three-year variable rate revolving line of credit of $100 million (2) a seven-year variable rate term loan facility in the original principal amount of $25 million and (3) a one-year $10 million variable rate line of credit. The financing will be used for general operating needs, including common stock repurchases and potential acquisitions, and the operating needs of the Registrant's subsidiaries, namely Wampler-Longacre, Inc. and Cassco Ice & Cold Storage, Inc. The arrangement also provides $25 million for the refinancing of the Registrant's existing term loan.

          On April 3, 1995, the Registrant acquired the remaining 50% interest in a cold storage and distribution facility in Marshville, North Carolina from the Greenville, South Carolina based Modern Cold Storage Company. The Registrant acquired the initial 50% interest as part of its August 1994 acquisition of the turkey processing division of Cuddy Farms, Inc.

          Peter  A.W. Green resigned as  a director of  the Company
in  connection  with  his  retirement  from  Cuddy
International Corporation. The resignation did not involve a disagreement with the Company on any matter relating to the Company's operation policies or practices. Mr. Green was appointed to the Company's Board by the Board of Directors in connection with the Company's Cuddy Farms, Inc. acquisition, and was elected by the shareholders of the Company at their annual meeting held on October 29, 1994.


Item 7.   Financial  Statements, Pro  Forma Financial  Information and
Exhibits

                               Exhibits

          Exhibit 17     Letter of Resignation of Peter A.W. Green

                                   2
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                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__/s/ Delbert L. Seitz____________
                                   Delbert L. Seitz
                                   Chief Financial Officer
                                   Secretary and Treasurer


40146
                                   3
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                             EXHIBIT INDEX

Exhibit No.    Description                             Page Number

17             Letter of Resignation of Peter A.W. Green    5


















































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